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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Waste Connections, Inc. for the registration of debt securities and shares of its preferred stock and its common stock dated September 24, 1999. We also consent to the incorporation by reference therein of our reports listed below:

     Report dated February 17, 1999 with respect to the financial statements and schedule of Waste Connections, Inc. and Predecessors included in the Waste Connections, Inc. Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission;

     Report dated February 17, 1999 with respect to the supplemental consolidated financial statements of Waste Connections, Inc. and Predecessors included in the Waste Connections, Inc. Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission;

     Report dated February 17, 1999 (except for the third, fourth, and fifth paragraphs of Note 15, as to which the date is March 30, 1999) with respect to the financial statements and schedule of Waste Connections, Inc. and Predecessors included in Waste Connections, Inc.'s Current Report on Form 8-K filed August 5, 1999 with the Securities and Exchange Commission;

     Report dated February 17, 1999 (except for the third, fourth, and fifth paragraphs of Note 15, as to which the date is March 30, 1999, the sixth paragraph of Note 15, as to which the date is June 30, 1999, and the seventh paragraph of Note 15, as to which the date is August 11, 1999) with respect to the financial statements and schedule of Waste Connections, Inc. and Predecessors included in Waste Connections, Inc.'s Current Report on Form 8-K filed September 15, 1999 with the Securities and Exchange Commission;

     Report dated February 4, 1999 with respect to the combined financial statements of The Murrey Companies (which consist of Murrey's Disposal Company, Inc., American Disposal Company, Inc., D.M. Disposal Co., Inc. and Tacoma Recycling Company, Inc.) included in Waste Connections, Inc.'s Current Report on Form 8-K/A filed April 5, 1999 with the Securities and Exchange Commission;

     Report dated October 2, 1998 (except for Note 12, as to which the date is October 22, 1998) with respect to the combined financial statements of The Murrey Companies (which consist of Murrey's Disposal Company, Inc., American Disposal Company, Inc., D.M. Disposal Co., Inc. and Tacoma Recycling Company, Inc.) included in Waste Connections, Inc.'s Current Report on Form 8-K filed February 2, 1999 with the Securities and Exchange Commission; and

     Report dated July 8, 1998, with respect to the financial statements of Arrow Sanitary Service, Inc. included in Waste Connections, Inc.'s Current Report on Form 8-K/A filed July 16, 1998 with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Sacramento, California
September 22, 1999